                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the registration statements of Loral Corporation and Subsidiaries on Form S-8 (File Nos. 2-78421, 2-91193, 33-7589, 33-8822, 33-14516, 33-23757 and 33-37829) and Form S-3 (File No.
33-50407) of our report dated May 12, 1994, which includes an explanatory paragraph regarding changes in methods of accounting for income taxes and postretirement benefits other than pensions as discussed in Notes 6 and 9 to the consolidated financial statements, on our audits of the consolidated financial statements and financial statement schedules of Loral Corporation and Subsidiaries as of March 31, 1994 and 1993, and for the years ended March 31, 1994, 1993 and 1992, which report is included in this Annual Report on Form 10-K.

                                          COOPERS & LYBRAND

1301 Avenue of the Americas
New York, NY 10019
May 12, 1994